UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2015

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1075 West Georgia Street, Suite 2600, Vancouver, British Columbia,	V6E 3C9
(Address of principal executive offices)	(Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

2015 Annual Meeting of Stockholders

City Office REIT, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) at the offices of Farris, Vaughan, Wills & Murphy LLP in Vancouver, British Columbia, on Thursday, May 7, 2015. The proposals considered and approved by stockholders at the 2015 Annual Meeting were the following:

•	the election of six directors to the board of directors; and

•	the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Election of Directors

Each of the individuals listed below was duly elected as a director of the Company to serve until the 2016 Annual Meeting of Stockholders or until his successor is duly elected and qualified. Set forth below are the results of the vote for the election of directors:

Name	Votes For	Votes Withheld	Broker Non- Votes
John McLernon	6,054,294	110,136	2,496,176
James Farrar	6,055,494	108,936	2,496,176
Samuel Belzberg	6,046,394	118,036	2,496,176
William Flatt	6,055,494	108,936	2,496,176
Mark Murski	6,055,094	109,336	2,496,176
Stephen Shraiberg	6,054,294	110,136	2,496,176

Appointment of Independent Registered Public Accounting Firm

A proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2015 was also presented at the 2015 Annual Meeting. Set forth below are the results of the vote for the ratification of the appointment of KPMG LLP as the Company’s independent auditor:

Votes For	Votes Against	Abstentions
8,641,447	8,409	10,750

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: May 11, 2015	By:	/s/ James Farrar
	Name:	James Farrar
	Title:	Chief Executive Officer